Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-8 No. 333-193735) pertaining to the 2008 Equity Incentive Plan, the 2013 Equity Incentive plan and the 2013 Employee Stock Purchase Plan of Trevena, Inc.
2)	Registration Statements (Form S-8 Nos. 333-195957, 333-201672, 333-208948, 333-215421, 333-222471, 333-229161 and 333-235942) pertaining to the 2013 Equity Incentive Plan of Trevena, Inc.
3)	Registration Statement (Form S-8 No. 333-215420) pertaining to the Trevena, Inc. Inducement Plan.
4)	Registration Statement (Form S-3 No. 333-225685) of Trevena Inc.

of our reports dated March 12, 2020, with respect to the financial statements of Trevena, Inc. and the effectiveness of internal control over financial reporting of Trevena, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

March 12, 2020